EXHIBIT 23.1(A)

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the references to our firm under the captions "Summary: The Merger
- Certain Federal Income Tax Consequences of the Merger," "Summary: The Exchange
-  Conditions  to  Closing,"  "The  Merger,   The  Exchange  and  the  Debenture
Investments: Background of the Merger Transactions and the Debenture Investments," "The Merger, The Exchange and the Debenture Investments: The Merger Agreement - Conditions to Obligations to Effect the Merger," "The Merger, The Exchange and the Debenture Investments: The Exchange Agreement - Results of the Exchange - Conditions to the Exchange," "The Merger, The Exchange and the Debenture Investments: Certain Federal Income Tax Consequences," and "Experts" and to the use of our report dated February 9, 1996, included in the Proxy Statement of Orion Network Systems, Inc. that is made a part of the Registration Statement (Form S-4 No. 333-xxxxx) and Prospectus of Orion Network Systems, Inc. dated January 14, 1997.

                                                  ERNST & YOUNG LLP

Washington, D.C.
January 10, 1997